EXHIBIT 99.1

STRATA Skin Sciences Reports Third Quarter 2021 Financial Results

Horsham, Pa, November 10, 2021 —STRATA Skin Sciences, Inc. (NASDAQ: SSKN), a medical technology company dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today announced financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Highlights

•	Total revenue was $7.7 million, an increase of 37.4% as compared to the third quarter of 2020
-	Recurring revenue was $5.7 million, a 48.9% increase over the third quarter of 2020
-	Gross domestic recurring billings were $5.8 million, a 23.5% increase over the third quarter 2020 (See Reconciliation of Non-GAAP measures below)
•	Total gross margins were 69.7%, a 12.2% increase over third quarter 2020
•	Entered into a credit and security agreement with MidCap Financial Trust, providing STRATA with a senior secured term loan facility of $8 million
-	Eliminated restricted cash
•	Cash and cash equivalents at September 30, 2021 were $13.1 million
•	Concluded the quarter with a global recurring revenue installed base of 929 XTRAC devices, an increase of 40 devices from June 30, 2021, including 13 conversions of Ra Medical Pharos customers
~~•~~	Completed acquisition of U.S. dermatology business of Ra Medical Systems
•	Appointed Christopher Lesovitz as Chief Financial Officer

“We are pleased with our third quarter results and the continued progress we are making in regaining and increasing commercial traction. Once again, our business showed a significant topline year-over-year increase, particularly in recurring revenues, demonstrating increased utilization; and a testament to the strong execution of our new strategic initiatives,” said Robert J. Moccia, Chief Executive Officer of STRATA Skin Sciences.

“Our business continues to gain momentum towards pre-Covid revenues,” continued Mr. Moccia. “We are seeing patient visits return to a more normalized level, although staffing in certain parts of the country remains a challenge for some dermatology offices. We expect these staffing-related headwinds to continue to diminish as we move through the second half of Q4 and into 2022. We still believe that, by the end of this year, we will return to 2019 revenue levels. Further, our recent acquisition of Ra Medical’s dermatology business is going as planned, and we expect the impact in 2022 will further accelerate our growth.”

“Lastly, I would like to congratulate Chris Lesovitz on his appointment to CFO. He has transitioned quickly into the role, following his prior tenure as our controller, and I have complete confidence in his ability to lead our financial organization.”

Third Quarter 2021 Financial Results
Revenues were $7.7 million, as compared to revenues of $5.6 million for the third quarter of 2020. Recurring revenues were $5.7 million, as compared to recurring revenues of $3.8 million for the third quarter of 2020. Equipment revenues were $2.0 million, as compared to $1.8 million for the third quarter of 2020.

Gross profit was $5.4 million, or 69.7% of revenues, as compared to $3.2 million, or 57.5% of revenues, for the third quarter of 2020. Gross profit on recurring revenues was $4.2 million, or 73.5% of recurring revenues, as compared to $2.5 million, or 64.3% of revenues, for the third quarter of 2020. The increase in gross profit was primarily due to the benefit of a full return of the Company’s sales force driving higher margin recurring revenue.

Engineering and product development costs were $0.4 million, as compared to $0.4 million for the third quarter of 2020. Selling and marketing costs were $3.3 million, as compared to $2.1 million for the third quarter of 2020, with this increase primarily as a result of greater investment in the sales and marketing teams and increased investment in direct to consumer and direct to dermatologist marketing. General and administrative costs were $2.2 million, as compared to $1.9 million for the third quarter of 2020.

Net loss was $0.5 million, or a net loss of $0.02 per basic and diluted common share, as compared to the net loss for the third quarter of 2020 of $1.3 million, or a net loss of $0.04 per basic and diluted common share.

On September 30, 2021, the Company entered into a new credit and security agreement with MidCap Financial Trust that included a senior secured term loan facility of $8 million with what the Company believes are favorable financing terms, including interest-only payments through September 30, 2024 and an extended maturity date. On September 30, 2021, the Company also repaid its $7.3 million note with a commercial bank and its $0.5 million EIDL loan with the SBA.

At September 30, 2021, cash and cash equivalents was $13.1 million as compared to $17.0 million at June 30, 2021.

On October 15, 2021, the Company entered into an equity distribution agreement under which the Company may, from time to time, issue and sell registered “at-the-market” offerings shares of common stock with an aggregate offering price of up to $11.0 million. While the Company does not have an immediate need for cash, a decision was made to secure this vehicle, in place, should the need arise.

Webcast and Conference Call Information
STRATA management will host a conference call today, beginning at 4:30 p.m. Eastern. The conference call will be concurrently webcast. The link to the webcast is available on the company website (www.strataskinsciences.com) under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (855) 327-6837 (US/Canada) or (631) 891-4304 (International) and use the conference ID number 10017028.

Reconciliation of Non-GAAP Measures
To supplement the Company’s consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance, including non-GAAP adjusted EBITDA and Gross Domestic Recurring Gross Billings.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but is not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of STRATA’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measures of net loss to non-GAAP measures included in this press release is as follows (in thousands):

Adjusted EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Net loss	$(521)	$(1,254)	$(1,857)	$(3,969)

Adjustments:
Depreciation and amortization	983	807	2,689	2,793
Amortization of right-of-use-asset	87	83	261	242
Loss (gain) on disposal of property and equipment	10	4	73	23
Income taxes	4	72	12	207
Gain on forgiveness of debt	-	-	(2,028)	-
Interest expense, net	52	21	93	38
Non-GAAP EBITDA	615	(267)	(757)	(666)
Stock compensation	320	403	1,563	1,243
Non-GAAP adjusted EBITDA	$935	$136	$806	$577

Gross Domestic Recurring Billings
Gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The total gross domestic recurring billings for the third quarter of 2021 was $5.8 million, compared to $4.7 million for the third quarter of 2020.

The following is a reconciliation of non-GAAP gross domestic billings to recorded revenue for the third quarter of 2021 and 2020 (in thousands):

	2021	2020
Gross domestic recurring billings	$5,822	$4,700
Co-Pay adjustments	(199)	(160)
Other discounts	(43)	(6)
Deferred revenue from prior quarters	1,897	546
Deferral of revenue to future quarters	(2,107)	(1,390)
GAAP Recorded revenue	$5,370	$3,690

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in dermatology dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® and Pharos® excimer lasers and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.

The Company’s proprietary XTRAC and recently acquired Pharos excimer lasers deliver a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases which impact over 31 million patients in the United States alone. The technology is covered by multiple patents.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to migrate customers from the Pharos system to XTRAC and to execute new service agreements to at least portions of the Pharos user base, to generate the growth in its core business, including transitioning capital equipment purchasers into recurring revenue users, to integrate the Pharos service business into the Company’s field service offering, the Company’s ability to develop social media marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the coronavirus and political factors or conditions affecting the Company and the medical device industry in general, future responses to and effects of COVID-19 pandemic and its variants including the distribution and effectiveness of the COVID-19 vaccines, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact

Leigh Salvo
(415) 937-5404
ir@strataskin.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$13,047	$10,604
Restricted cash	-	7,508
Accounts receivable, net of allowance for doubtful accounts of $248 and $274, respectively	3,151	2,944
Inventories	3,225	3,444
Prepaid expenses and other current assets	623	331
Total current assets	20,046	24,831

Property and equipment, net	6,403	5,529
Operating lease right-of-use assets, net	727	988
Intangible assets, net	10,546	6,345
Goodwill	8,803	8,803
Other assets	233	282
Total assets	$46,758	$46,778

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable	$-	$7,275
Current portion of long-term debt	-	1,478
Accounts payable	2,480	2,764
Other accrued liabilities	5,548	4,690
Current portion of operating lease liabilities	359	369
Deferred revenues	3,767	2,262
Total current liabilities	12,154	18,838

Long-term liabilities:
Long-term debt, net	7,282	1,050
Deferred tax liability	266	254
Long-term operating lease liabilities, net	445	710
Other liabilities	428	34
Total liabilities	20,575	20,886

Commitments and contingencies (see Note 15)

Stockholders' equity:
Series C Convertible Preferred Stock, $0.10 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2021 and December 31, 2020	-	-
Common Stock, $.001 par value, 150,000,000 shares authorized; 34,364,679, and 33,801,045 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	34	34
Additional paid-in capital	246,979	244,831
Accumulated deficit	(220,830)	(218,973)
Total stockholders' equity	26,183	25,892
Total liabilities and stockholders’ equity	$46,758	$46,778

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	For the Three Months Ended September 30,
	2021	2020
Revenues, net	$7,711	$5,613

Cost of revenues	2,335	2,383

Gross profit	5,376	3,230

Operating expenses:
Engineering and product development	371	411
Selling and marketing	3,295	2,051
General and administrative	2,175	1,929
	5,841	4,391

Loss from operations	(465)	(1,161)
Interest expense, net	(52)	(21)

Loss before income taxes	(517)	(1,182)
Income tax expense	(4)	(72)
Net loss	$(521)	$(1,254)

Loss per common share - basic and diluted	$(0.02)	$(0.04)
Weighted average shares of common stock outstanding – basic and diluted	34,150,438	33,754,909

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	For the Nine Months Ended September 30,
	2021	2020
Revenues, net	$20,920	$16,373

Cost of revenues	7,070	6,780

Gross profit	13,850	9,593

Operating expenses:
Engineering and product development	1,158	950
Selling and marketing	9,387	6,446
General and administrative	7,085	5,921
	17,630	13,317

Loss from operations	(3,780)	(3,724)

Other income (expense), net:
Gain on forgiveness of debt	2,028	-
Interest expense, net	(93)	(38)
	1,935	(38)

Loss before income taxes	(1,845)	(3,762)
Income tax expense	(12)	(207)
Net loss	$(1,857)	$(3,969)

Loss attributable to common shares	$(1,857)	$(3,947)
Loss attributable to Preferred Series C shares	$-	$(22)
Loss per common share – basic and diluted	$(0.05)	$(0.12)
Weighted average common shares outstanding – basic and diluted	33,944,321	33,551,070
Loss per Preferred Series C share - basic and diluted	-	$(43.73)
Shares used in computing loss per basic and diluted Preferred Series C Shares	-	491

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Nine Months Ended September 30,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(1,857)	$(3,969)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,689	2,793
Amortization of right-of-use asset	261	242
Provision (recoveries) for doubtful accounts	(26)	65
Stock-based compensation	1,563	1,243
Loss on disposal of property and equipment	73	23
Gain on forgiveness of debt	(2,028)	-
Deferred taxes	12	207
Changes in operating assets and liabilities:
Accounts receivable	(181)	1,811
Inventories	219	(475)
Prepaid expenses and other assets	(243)	98
Accounts payable	(284)	1,608
Other accrued liabilities	859	(576)
Other liabilities	(88)	(126)
Operating lease liabilities	(275)	(226)
Deferred revenues	145	(968)
Net cash provided by operating activities	839	1,750

Cash Flows From Investing Activities:
Purchase of property and equipment	(2,523)	(1,447)
Cash paid in connection with Ra Medical asset acquisition	(3,473)	-
Net cash used in investing activities	(5,996)	(1,447)

Cash Flows From Financing Activities
Proceeds from Senior Term Facility borrowings, net of fees	7,867	-
Repayment of note payable	(7,275)	-
Proceeds from (repayment of) long-term debt	(500)	2,528
Net cash provided by financing activities	92	2,528

Net (decrease) increase in cash and cash equivalents and restricted cash	(5,065)	2,831
Cash, cash equivalents and restricted cash, beginning of period	18,112	15,629

Cash, cash equivalents and restricted cash, end of period	$13,047	$18,460

Cash and cash equivalents	$13,047	$11,063
Restricted cash	-	7,397
	$13,047	$18,460
Supplemental information of cash and non-cash transactions:
Cash paid for interest	$109	$157
Fair value of warrants issued in connection with debt	$585	$-
Assumed deferred revenue in connection with Ra Medical asset acquisition	$1,841	$-